Exhibit 10.3

Legend:

Certain parts of this document have not been disclosed and have been filed separately with the Secretary of the Securities and Exchange Commission, and are subject to a confidential treatment request pursuant to Rule 406 of the Securities Exchange Act of 1933.  These sections have been marked with asterisks. For following information has been removed:

	Term(s) or Type of Term:	Section:
1.	Location of well.	Page 1, Recitals. Page 4, Section 7. Page 6, Section 14.01. Page 7, Section 14.02. Schedule “B”.
2.	Material pricing terms of the agreement.	Page 1, Recitals. Page 1, Section 1(A). Page 2, Section 1(B). Page 2, Section 3. Page 2, Section 4. Page 3, Section 6(D). Page 4, Section 9. Page 7, Section 14.02. Schedule “A”. Schedule “B”.
3.	Timing of payments under the agreement.	Page 2, Section 1(B).

SERVICE AND GROSS OVERRIDING ROYALTY AGREEMENT

THIS AGREEMENT made as of the 7th day of October 2011

BETWEEN:

ADMIRALTY OILS LTD.
a company incorporated under the laws of the Province of Saskatchewan having an office in the City of Saskatoon, Saskatchewan
(Hereinafter referred to as “AOL”)

OF THE FIRST PART

- and -

FALCONRIDGE OIL CANADA LIMITED,
incorporated under the laws of the Province of Ontario, Canada, having an office in the City of Richmond Hill, Ontario;
(hereinafter referred to as “FRO”)

OF THE SECOND PART

THIS AGREEMENT CONTAINS PROVISIONS WHICH INDEMNIFY AND/OR RELEASE THE INDEMNIFIED AND/OR RELEASED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE AND OTHER LEGAL FAULT;

Whereas AOL wishes for FRO to provide Terra Slicing™ technology services, equipment and engineering consulting to AOL for use on AOL’s well named ******************************************;

Whereas AOL shall pay FRO for said Services, a fee comprised of an upfront fee, to be paid to FRO prior to Services being rendered, a Success Fee, to be paid after Services have been rendered,  and as additional compensation AOL shall transfer to FRO a *************************************************, according to the terms and conditions stated herein; and

Whereas any additional terms to or modifications of these terms and conditions, or any terms and conditions inconsistent herewith, shall not bind the parties unless accepted in writing by an authorized representative of each party.

NOW THEREFORE in consideration of the agreements and covenants herein, the parties hereto agree as follows:

1. FEES & PAYMENT TERMS
The Parties agree that there shall be three components to the fee for FRO’s services, as follows:

A. Up Front Fee: *****************************. AOL shall pay the Up Front Fee upon signing of this Agreement by bank wire to FRO.  If FRO is not able to satisfy AOL with on-site workover evidence the workover of the Well, that a minimum of one (1) tonne of rock cuttings from the producing formation has been excavated to the surface, in form of cutting returns from the metal casing, cement, and formation, then FRO shall refund the Up Front Fee in its entirety within five (5) days of the date of the workover. AOL will continue to be responsible for payment of all third-party workover services and equipment charges pursuant to Article 5.

B. Success Fee: The success fee shall be incrementally based upon the initial production as determined by the average daily rate of oil produced in a 240-hour standard production test.  Attached hereto as Schedule A to this Agreement is the Table defining the Success Fee and the technical regime of the standard production test.   The success fee shall be paid by AOL to FRO in ******** equal monthly payments beginning ************ from the date of Services, on the first business day of each month.

C. Gross Over-Riding Royalty: Gross Over-Riding Royalty (“GORR”) on the PNG interests from which the Well produces, as defined in Article 14 herein. Attached hereto as Schedule “B” to this Agreement, is the Lease and Royalty Lands, defined herein, upon which the GORR is hereby granted to FRO by AOL. The GORR will only apply to Formations that are excavated by FRO. AOL will also not commingle any zones except the Bakken and Torquay. .

2. SERVICES PROVIDED
“Services” shall be defined as all levels of completion engineering, including completion and fracture program design and advice, and use of proprietary completion equipment, to be provided by FRO. Specifically FRO shall provide: completion program, including Terra Slicing TM and fracturing specifications; two (2) certified Terra Slicing™ Engineers on site during the completion workover, with two (2) sets of Terra Slicing™ equipment, which shall be released at the conclusion of the completion workover. For the purpose of payment of the fees described above in Section 1, FRO shall have demonstrated that Services are complete upon the production of evidence during the workover of the Well, of cuttings excavation from the producing formation, in the form of rock cuttings and other returns from the metal casing and satisfy AOL that one tone of the targeted Formation has been excavated and brought to the surface in the form of cuttings.

3. OVERDUE ACCOUNT
At FRO's option, interest may be charged at the rate of ***************************** on any overdue payment, unless such rate contravenes local law in which case the interest charged will be the maximum allowed by law.  Operating, production or well conditions which prevent satisfactory operation of Equipment, Services or Products do not relieve AOL of its payment responsibility.

4. CANCELLATION

If AOL should cancel the orders for Services after acceptance by FRO, such cancellation will be subject to a cancellation charge of *****************, plus any actual packing, shipping, and related transportation costs.  Shall cancellation occur, AOL shall be liable for all costs incurred by FRO in the mobilization/demobilization related thereto, and any other reasonable costs incurred by FRO incident to such cancellation.

5. THIRD-PARTY CHARGES, TAXES

AOL shall pay all third-party charges and taxes, in compliance with FRO's current price list, and any sales, use, rental or other taxes that may be applicable to transactions hereunder.  Attached hereto as Schedule "C".  AOL shall pay all applicable customs, excise, import and other duties unless otherwise agreed to in writing by an authorized representative of FRO. AOL shall provide necessary import licenses and extensions thereof.

6. LIABILITIES, RELEASES AND INDEMNIFICATION:

A. In this Agreement, "Claims" shall mean all claims, demands, causes of action, liabilities, damages, judgments, fines, penalties, awards, losses, costs, expenses (including, without limitation, attorneys' fees and costs of litigation) of any kind or character arising out of, or related to, the performance of or subject matter of this Agreement (including, without limitation, real or personal property loss, damage or destruction, personal or bodily injury, illness, sickness, disease or death, loss of services or wages, or loss of consortium or society).

B. FRO shall release, indemnify, defend and hold AOL, its parent, subsidiary and affiliated or related companies, and the officers, directors, employees, consultants and agents of all of the foregoing (referred to in this Agreement as "AOL INDEMNITEES") harmless from and against any and all Claims asserted by or in favor of any member of FRO INDEMNITEES (as defined in paragraph C. below) or FRO INDEMNITEES' subcontractors at any tier or their employees, agents, or invitees.

C. AOL shall release, indemnify, defend and hold FRO, its parent, subsidiary and affiliated or related companies, and the officers, directors, employees, consultants and agents of all of the foregoing (referred to in this Agreement as "FRO INDEMNITEES") harmless from and against any and all Claims asserted by or in favor of any member of AOL INDEMNITEES or AOL INDEMNITEES' contractors at any tier (except FRO INDEMNITEES or FRO INDEMNITEES' subcontractors) or their employees, agents or invitees.

D. Notwithstanding paragraph B. above, should any of FRO INDEMNITEES' or FRO INDEMNITEES' subcontractors’ instruments, equipment or tools ("Tools") become lost or damaged in the well when performing or attempting to perform the Services hereunder, it is understood that AOL shall make every effort to recover the lost or damaged Tools. AOL shall assume the entire responsibility for such fishing operations in the recovery or attempted recovery of any such lost. None of FRO'’s employees are authorized to do anything whatsoever, nor shall any of FRO'’s employees be required by AOL to do anything, other than consult in an advisory capacity with AOL in connection with such fishing operations.

Should AOL fail to recover such Tools lost in the well, or should such Tools become damaged in the well, or damaged during recovery, AOL shall pay to FRO ************************************.  Further, all risks associated with loss of or damage to property of FRO INDEMNITEES or FRO INDEMNITEES’ subcontractors while in the custody and control of AOL or during transportation arranged by or controlled by AOL, shall be borne by AOL.

E. Notwithstanding anything contained in this Agreement to the contrary, AOL, to the maximum extent permitted under applicable law, shall release, indemnify, defend and hold FRO INDEMNITEES and FRO INDEMNITEES' subcontractors harmless from and against any and all Claims asserted by or in favor of any person or party, including FRO INDEMNITEES, AOL INDEMNITEES or any other person or party, resulting from: (i) loss of or damage to any well or hole (including but not limited to the costs of re-drill), (ii) blowout, fire, explosion, cratering or any uncontrolled well condition (including but not limited to the costs to control a wild well and the removal of debris), (iii) damage to any reservoir, geological formation or underground strata or the loss of oil, water or gas therefrom, (iv) pollution or contamination of any kind (other than surface spillage of fuels, lubricants, rig sewage or garbage, to the extent attributable to the negligence of FRO INDEMNITEES) including but not limited to the cost of control, removal and clean-up, or (v) damage to, or escape of any substance from, any pipeline, vessel or storage facility.

F. Neither party shall be liable to the other for any indirect, special, punitive, exemplary or consequential damages or losses (whether foreseeable or not at the date of this Agreement), including without limitation damages for lost production, lost revenue, lost product, lost profit, lost business or lost business opportunities.

H. THE EXCLUSIONS OF LIABILITY, RELEASES AND INDEMNITIES SET FORTH IN PARAGRAPHS B. THROUGH F. OF THIS ARTICLE 6. SHALL APPLY TO ANY CLAIM(S), LOSSES OR DAMAGES WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING BUT NOT LIMITED TO PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF PRODUCTS OR EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF DUTY (STATUTORY OR OTHERWISE), BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OR OTHER LEGAL FAULT OR RESPONSIBILITY OF ANY PERSON (INCLUDING THE INDEMNIFIED OR RELEASED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE.

I. REDRESS UNDER THE INDEMNITY PROVISIONS SET FORTH IN THIS ARTICLE 6. SHALL BE THE EXCLUSIVE REMEDY(-IES) AVAILABLE TO THE PARTIES HERETO FOR THE MATTERS, CLAIMS, DAMAGES AND LOSSES COVERED BY SUCH PROVISIONS.

7. AOL WARRANTY/BINDING AUTHORITY

AOL warrants that AOL is the sole lessee of the Bakken/Torquay PNG interests at ************ and/or is the duly constituted agent of the owners or shareholders of the mineral interests and has full authority to represent the interests of the same with respect to all decisions taken throughout the provision of any Services hereunder.  AOL will defend, release, indemnify and hold FRO INDEMNITEES harmless from and against all Claims resulting from the allegation by any person that AOL has misrepresented or lacked sufficient authority to represent such person as warranted by AOL in this Article.

8. ACCESS TO WELL AND STORAGE

With respect to Services, AOL shall provide at its expense adequate means required for equipment and FRO personnel to gain access to or return from a well site, and shall obtain at AOL’s sole cost and expense all permits, licenses or other authorization required for FRO to enter upon work areas for the purposes contemplated. When necessary to repair roads or bridges or to move equipment or FRO personnel, such shall be arranged and paid for by AOL. AOL shall meet all applicable safety and security requirements and consistent with good industry practices, for the equipment and FRO personnel.

9. WARRANTY

A. Services: FRO warrants that the Services to be provided by FRO pursuant to this Agreement shall conform to the material aspects of the specifications set forth in this Agreement.  In the event that the Services fail to conform to such specifications, FRO shall re-perform that part of the non-conforming Services, provided FRO is notified thereof by AOL prior to FRO’s departure from the work site.  FRO warrants that the equipment to be provided by FRO pursuant to this Agreement shall conform to FRO’s published specifications and shall be in good operating condition. Liability for loss or damage to TerraSlicing™ Equipment is set forth in Article 6.  If any of the equipment fails to conform to such specifications upon inspection by FRO, FRO, at its option, shall replace the non-conforming equipment with the type originally furnished.  If neither the non-conforming equipment nor the replacement for said non-conforming equipment can be repaired on site, FRO shall return to AOL the escrow amount  of************************************, due and payable within thirty (30) days after the date of Services.

FRO’s warranty obligations hereunder shall not apply if the non-conformity was caused by (i) AOL’s failure to provide proper on-site storage or maintenance of equipment, (ii) abnormal well conditions, corrosion due to aggressive geological fluids or incorrect wellbore specifications provided by AOL, (iii) unauthorized alteration or repair of the equipment by AOL (iv) the equipment or any components are lost or damaged while on AOL’s site due to AOL’s or any third party’s negligence, vandalism or force majeure (including, but not limited to, lightning), or (v) unauthorized use or handling of the equipment by AOL or AOL contractors in a manner inconsistent with FRO’s recommendations.

Interpretations, research, analysis, recommendations, advice or interpretational data (“Interpretations and/or Recommendations”) furnished by FRO hereunder are opinions based upon inferences from measurements, empirical relationships and assumptions, and industry practice, which inferences, assumptions and practices are not infallible, and with respect to which professional geologists, engineers, drilling consultants, and analysts may differ. Accordingly, FRO does not warrant the accuracy, correctness, or completeness of any such Interpretations and/or Recommendations, or that AOL’s reliance or any third party’s reliance on such Interpretations and/or Recommendations will accomplish any particular results. AOL assumes full responsibility for the use of such Interpretations and/or Recommendations and for all decisions based thereon (including without limitation decisions based on any oil and gas evaluations, production forecasts and reserve estimates, furnished by FRO to AOL hereunder), and AOL hereby agrees to release, defend and indemnify FRO from any Claims arising out of the use of such Interpretations and/or Recommendations.

FRO will endeavor to transmit data to AOL as accurately and securely as practicable in accordance with current good oilfield industry practice. Notwithstanding the foregoing, FRO does not warrant the accuracy of data transmitted by electronic processes and will not be responsible to AOL for accidental or intentional interception of such data by others.

THIS ARTICLE 9 SETS FORTH AOL'S SOLE REMEDY AND FRO'S ONLY OBLIGATION WITH REGARD TO NON-CONFORMING SERVICES, EQUIPMENT OR PRODUCTS. EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED PURSUANT TO THE PROVISIONS OF THE ARTICLE 9 PRO MAKES NO WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING ANY SERVICES PERFORMED OR EQUIPMENT OR PRODUCTS SUPPLIED BY FRO HEREUNDER.

10. INSURANCE

Upon written request, AOL shall furnish to FRO certificates of insurance evidencing the fact that adequate insurance to support AOL’s obligations hereunder has been secured. To the extent of each party's release and indemnity obligations hereunder, each party agrees that all such insurance policies shall (i) be primary to the other party's insurance, (ii) include the other party, its parent, subsidiary and affiliated or related companies, and its and their respective officers, directors, employees, consultants and agents as additional insured, and (iii) be endorsed to waive subrogation against the other party, its parent, subsidiary and affiliated or related companies, and its and their respective officers, directors, employees, consultants and agents.

11. CHANGE OF DESIGN

FRO expressly reserves the right to change or modify the design and construction of any of its equipment without obligation to notify AOL as long as the functionality of such changes and/or modifications meet or exceed the functionality of FRO’s published specifications.

12. PATENTS

FRO warrants that the equipment used by FRO personnel is licensed, which license is valid and in good standing, and will not infringe patents of others by reason of the use.  FRO hereby agrees to hold AOL harmless against judgment for damages for infringement of any such patent, provided that AOL shall promptly notify FRO in writing upon receipt of any claim for infringement, or upon the filing of any such suit for infringement, whichever first occurs, and shall afford FRO full opportunity, at FRO's option and expense, to answer such claim or threat of suit, assume the control of the defense of such suit, and settle or compromise same in any way FRO sees fit. FRO does not warrant that such Equipment or Products: (a) will not infringe any such patent when not of FRO's manufacture, or specially made, in whole or in part, to the AOL’s design specifications; or (b) if used or sold in combination with other materials or apparatus or used in the practice of processes, will not, as a result of such combination or use, infringe any such patent, and FRO shall not be liable and does not indemnify AOL for damages or losses of any nature whatsoever resulting from actual or alleged patent infringement arising pursuant to (a) and (b) above. THIS PARAGRAPH STATES THE ENTIRE RESPONSIBILITY OF FRO CONCERNING PATENT INFRINGEMENT.

13. CONFIDENTIALITY

The design, construction, application and operation of FRO's Services and AOL’s Well embody proprietary and confidential information. Each party shall maintain all technical data and information obtained from the other party, drawings, specifications, calculations and other documents about either Terra Slicing™ or the Well in strict confidence, subject only to disclosure required by law or legal process.

For greater clarity, the parties may photograph or videotape the workover operations and all information gathered there from shall remain confidential. The release of any confidential information may only be done by written consent of both parties.

ARTICLE 14. ROYALTY

14.01 DEFINITIONS

In this Agreement, the following definitions shall apply:

(a)	“Lease”: The respective document of title, plus any extension, renewal, or replacement of such document pursuant to which AOL holds an interest in the Royalty Lands (hereinafter plural “Leases”);

(b)
“Petroleum Substances”: Natural gas, unrefined crude oil, condensate and related hydrocarbons and any other substances produced in association therewith but only to the extent that such hydrocarbons are granted by the Lease;

(c)
“Regulations”: All statutes, laws, rules, orders, regulations, or directives in effect from time to time and made by any governmental authority having jurisdiction over the Royalty Lands and operations to be conducted therefrom; and

(d)
“Royalty Lands”: All lands in which AOL or any Co-AOL individually, currently owns a working interest, but limited to the Bakken/Torquay formation in which Terra-Slicing™ is used in the drilling unit on the *****************, all of which are included and described in Schedule "B" to this Agreement as amended from time to time pursuant to Article 14 hereof.

14.02 GRANT OF OVERRIDING ROYALTY

AOL hereby grants to FRO a Gross Over-Riding Royalty in the PNG Interest in ************* for the Formation(s) that are excavated using Terra Slicing™ technology, in an amount equal to *****************, which shall not be subject to any royalties, burdens, encumbrances, costs or other deductions whatsoever, payable in respect of the Royalty Lands or Petroleum Substances derived therefrom, subject only to governmental or other regulatory taxes, levies, or fees (hereinafter "Royalty"). FRO shall record and register such Royalty in the RM recorder's office where the Royalty Lands are located. It is up to FRO to register the caveat on the title document.

14.03 PAYMENT SCHEDULE

AOL shall pay FRO the Royalty due under this Agreement on or before the 15th day of the second month following the month in which the Petroleum Substances were produced, saved, and sold or used by AOL. Accompanying the funds, AOL shall submit to FRO a statement summarizing the quality and kind of Petroleum Substances produced, deemed to be produced or allocated to, saved and sold from or used off the Royalty Lands in the immediately preceding calendar month, together with a qualification of FRO's share of Petroleum Substances, the sale price and the gross proceeds received for such Petroleum Substances, and a copy of AOL's governmental production and/or royalty statement and a copy of the transmission report by the pipeline, transmission, or distribution agent for the immediately preceding month.

14.04 MAINTENANCE OF LEASES

AOL shall comply with all the covenants and conditions contained in the Leases insofar as they relate to the Royalty Lands and shall do all things necessary to maintain the Leases in full force and effect during the term of this Agreement, including timely payment of all rentals, all renewal and extension fees, all taxes, all payments in lieu of actual production and royalties due or becoming due in respect of the Royalty Lands and the Leases.

14.05 POOLING AND UNITIZATION

The Royalty Lands are prohibited from being pooled or unitized unless the Saskatchewan Government requests that the unit be pooled pursuant to the government regulations.

14.06 BOOKS AND RECORDS

AOL shall keep true and current books, records and accounts showing the quantity of Petroleum Substances produced from or allocated to the Royalty Lands and the sales and dispositions made thereof from time to time. The books, records, vouchers and accounts maintained by AOL shall be open to inspection at all reasonable times during business hours by any officer, agent or employee appointed or authorized by FRO, in writing, to examine the same. All information obtained by FRO shall be treated as confidential and shall not be disclosed to third persons without the prior written consent of AOL.

14.07 AUDIT

FRO, upon Notice to AOL, shall have the right (at its own expense) to audit AOL’s accounts and records for the previous calendar year, insofar as they relate to any matter or item relating to this Agreement, within the 24 month period following the end of that calendar year. Any payment made or statement rendered by AOL hereunder that is not disputed by FRO on or before the last day of the 26th month following the end of that calendar year shall be deemed to be correct.

14.08 FAIR MARKET VALUE

If FRO's share of Petroleum Substances is sold by AOL at less than fair market value in any transaction (including those transactions which are not at arm's length or any transaction involving any arrangement from which AOL obtains a collateral advantage in consideration of the reduced price), then the gross proceeds of the sale of such Petroleum Substances shall, for the purposes of quantifying the Royalty, be calculated on the basis of its fair market value and not the actual value received by AOL for the sale of such Petroleum Substances.  AOL shall notify FRO of any proposed contract of sale of Petroleum Substances to third parties which is for a period in excess of forty-five (45) days providing reasonable details thereof.  If FRO can find and demonstrate to AOL, terms of a competitive contract of sale that exceed AOL’s contract of sale, FRO shall have the right to take in kind FRO's share of Petroleum Substances and separately dispose of its share of Petroleum Substances.

15. SECURITY IN ROYALTY LANDS

FRO shall have a lien, first charge and security interest (the “Lien”) on the interest of AOL in the Royalty Lands and in the Petroleum Substances within, upon or under the Royalty Lands or produced from, deemed to be produced from or allocated to the Royalty Lands and the wells and surface equipment thereon for any unpaid monies owed it pursuant to this Agreement.  Both the Royalty and the Lien shall be interests in land and shall run with the Royalty Lands.  Upon the failure of AOL to pay FRO in accordance with the terms of this Agreement any monies hereunder due to FRO, become bankrupt, insolvent, go into receivership, or should any creditor or other person attach or levy AOL’s lease, property, or equipment, FRO shall immediately have the right without notice and without liability for trespass or damages to perfect the Lien and pursue all recourse under law to maintain the Lease in good standing.

16. OTHER PROVISIONS

16.01 INDEPENDENT PARTIES

FRO and AOL hereby agree that this Agreement is a Service Agreement and nothing herein contained or otherwise shall constitute any of the parties hereto as being partners, one with the other, or render them liable to contribute for liability of any party outside the scope of this Agreement.  Neither party, nor their principals, partners, employees, or subcontractors are servants, agents, or employees of each other.  Further, neither party is an agent for the other and has no right to represent or contract for the other, and has no fiduciary obligations to the other.  This Agreement does not give the right to either party to acquire, own, use, or have an interest in the other party’s intellectual property, technology, products, proprietary information, or business outside the scope of this Agreement.  Each party shall be responsible for the payment of all taxes properly assessed against it.

16.02 ASSIGNMENT

Neither party shall transfer, sell, assign or otherwise dispose of any of its obligations, rights or interests under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.  Regardless of such consent, each party shall continue to be responsible to carry out the terms and provisions of this Agreement, and the other party shall only be required to look to the assigning party for performance hereunder. In the case of assignment of a Lease by AOL, consent is deemed to have been ratified by the addition of said Lease to the Agreement in Schedule “B” under the procedure described in Article 15, and the conveyance and recording of the gross over-riding royalty to FRO described in Article 15 prior to the assignment.

16.03 NOTICES

All notices, requests or other communications required or permitted under the terms of this Agreement shall be in writing and may be delivered by hand, mailed by registered post or certified first class airmail or sent by facsimile, telex, telecopier or other form of recorded communication tested prior to transmission and be given to or made to the representatives of the parties, at the respective addresses which are indicated below:

Falconridge Oil Limited 120 West Beaver Creek Road Richmond Hill, Ontario Attention: Mr. Mark Pellicane Telephone: 905-771-8282 Facsimile: 905-771-8520	Admiralty Oils Limited ******************** ******************** Attention: **************** Telephone: *************** Facsimile:

Or such other address of which Notice has been given. Any Notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date of its mailing. Any Notice delivered personally will be deemed to have been given and received on the day it is personally delivered. Any Notice transmitted by facsimile, telex, telecopier or other form of recorded communication will be deemed given and received on the first business day after its transmission. The original copy of any Notice transmitted by facsimile telex, telecopier or other form of recorded communication shall be mailed or personally delivered on the third business day following the date of the transmission.  In no event will transmission by email be considered proper Notice.  Acknowledgement of receipt of such Notice, together with a response to the subject matter of the Notice, must be delivered by the other party within three (3) days after receipt of the Notice.  Any notice concerning a claimed default under the terms of this Agreement must be sent by Overnight Courier or by registered mail.

16.04 JURISDICTION

The parties agree that this Agreement or FRO’s or AOL’s performance hereunder, shall for all purposes be construed and interpreted in accordance with the laws of the Province of Saskatchewan.  However, the parties agree that the Royalty Lands added to the Agreement as Schedule “B” as described in Article 15, shall be subject to all laws, rules, and regulations of the provincial government or regulatory body having jurisdiction over the Royalty Lands or the province in which the Royalty Lands are located.

16.05 ENTIRE AGREEMENT

The terms of this Agreement express and constitute the entire agreement between the parties insofar as the specific subject matter contained in this Agreement.  No implied covenant or implied liability of any kind on the part of the parties is created or shall arise by reason of these presents or anything contained in this Agreement. This Agreement contains all representations of the parties and supersedes all prior oral or written agreements or representations.

16.06 AMENDMENTS

This Agreement shall not be varied, supplemented, qualified, or interpreted by any prior course of dealing between the parties or by any usage of trade and may only be amended in writing and supersedes all other agreements, documents, writings and verbal understandings among the parties.

16.07 SEVERABILITY

Each provision of this Agreement is severable, and if any one or more of the provisions is determined to be unenforceable or invalid by a court of competent jurisdiction in whole or in part, the remaining provisions shall nevertheless be binding and enforceable and in full force and effect. The invalidity of any one or more phrases sentences, clauses, Articles or sub-sections of this Agreement does not affect the remaining portions.

16.08 NO WAIVER

No consent or waiver by either party to or of any breach or default by the other party in its performance of its obligations under this Agreement will be deemed or construed to be a consent to or waiver of a continuing or subsequent breach or default or any other breach or default of those or any other obligations of that party. No consent or waiver will be effective unless in writing and signed by both parties.

16.09 FORCE MAJEURE

If either party is unable by reason of Force Majeure to carry out any of its obligations under this Agreement, other than the obligation to pay money, then on such party giving notice and particulars in writing to the other party within a reasonable time after the occurrence of the cause relied upon, such obligations shall be suspended. "Force Majeure" shall include acts of God, laws and regulations, government action, war, civil disturbances, strikes and labor problems, delays of vendors or carriers, lightening, fire, flood, washout, storm, breakage or accident to equipment or machinery, shortage of raw materials, and any other causes that are not reasonably within the control of the party so affected.

16.10 DEFAULT

If either party defaults, upon Notice both parties agree to enter into binding arbitration.

16.11 BINDING ARBITRATION

The parties agree to engage in good faith negotiations to reach a rapid and equitable solution in a spirit of cooperation.  If the parties are unable to resolve a dispute through direct negotiation, they will use the services of an arbitrator and avoid litigation.  The use and rules of the Arbitration Institute of Saskatchewan, Inc. (ADR Saskatchewan) will apply to the arbitration.  Each party will bear its own expenses and an equal share of the costs of the arbitrator(s).  The parties agree that all findings by the arbitrator shall be binding and agree to be bound by the decision of the arbitration.   Notwithstanding the provisions of this paragraph, if any party does not obey the arbitrator’s decision, they may take proceedings for injunctive or similar relief in the courts of the proper jurisdiction to restrain or prevent any breach of this Agreement.

16.12 ENUREMENT

Where otherwise permissible under the terms and conditions herein, this Agreement shall be binding upon both parties and shall inure to the benefit of the successors and heirs of the parties.

16.13 ATTORNEY’S FEES

After arbitration, in which remedies for costs are provided, in any action or proceeding brought to enforce any provision of this Agreement, the successful party is entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

16.14 TIME

Time is of the essence in this Agreement.

16.15 COUNTER-PARTS

This Agreement may be signed in counter-parts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested to by their duly authorized representatives on the date and year first above written.

FALCONRIDGE OIL CANADA LIMITED

By:  /s/ Alfred Morra

Name: Alfred Morra
Title: Managing Director

ADMIRALTY OILS LIMITED

By:  /s/ Quinton Hardage

Name: Quinton Hardage
Title: CEO & President

Schedule "A"
to Service Agreement by and between Admiralty Oils Ltd.
and Falconridge Oil Canada Ltd.
dated October 7, 2011.

The success fee shall be incrementally based upon the initial production as determined by the average daily rate of oil produced in a standard production test of *******. The standard production test shall quantify the gross production of fluids over the initial 240 hours of open flow, or if the well is unable to lift fluids by open flow, then flow will be assisted by pump jack.

	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD	BOPD
	0.0-0.99	1.0-1.99	2.0-2.99	3.0-3.99	4.0-4.99	5.0-5.99	6.0-6.99	7.0-7.99	8.0-8.99	9.0-9.99	10.0-10.99	11.0-11.99	12.0-12.99	13.0-13.99	14.0-14.99	15.0-15.99	16.0-16.99	17.0-17.99	18.0-18.99	19.0-19.99	20.0-20.99	21.0-21.99	22.0-22.99	23.0-23.99	24.0-∞
Fixed Fee	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******	******
Variable Fee
Success Fee	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***	***
GORR	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Notes:
(1) Fixed Fee does not change with production or outcome of well
Fee is paid into an Escrow Account and earned as soon as evidence is case cuttings and formation rocks appear in the cutting return filter.

(2) Variable Fee varies with oil production
(3) Success Fee is based on Initial Production as determined by ******* standard production test; ********************
(4) **************** with oil production and actual price of oil.

Schedule "B"

Lease & Royalty Lands

The only land in the lease agreement that applies to the Royalty Lands is the PNG rights for the Formation(s) that are successfully excavated in the wellbore located at ************.